UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) August 27, 2013

UNIVEST TECH, INC.
Exact name of Registrant as Specified in its Charter

Colorado	0-54171	26-1381565
(State or Other Jurisdiction	(Commission File	(IRS Employer Identification
of Incorporation)	Number )	Number)

5031 S. Ulster Street, Suite 420
Denver, CO	80237
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (970)-405-3105

Not Applicable
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 27, 2013, Matthew Milonas was elected to serve as a member of the Board of Directors of the Company.

8.01 Other Events.

We were incorporated on November 6, 2007. Our original location is in the Denver, Colorado metropolitan area, but we plan to operate on a world wide basis.  We plan to sell our services to the general public.

Our intended business will be to develop and market music to individual consumers using the most current technology available, initially exclusively over the Internet. We plan to offer exclusive artist music from recognized artists, who are talent with a substantial fan base, as well as an active Internet domain.  We also plan to eventually offer other products, such as musical equipment, although we have no definitive plans at this point to do so.

We plan to target specific demographics, initially men and women between the ages of 18-35 years old and to initially exclusively rely upon the Internet for the worldwide distribution of our content. We plan to use the music as a marketing tool for future sales. With the content we plan to develop and market on our channel, which will be a website we plan to develop.  We plan to eventually have a captured market in which we can then provide live performance festivals worldwide.

The live festivals will act as a promotional vehicle as well as a significant revenue machine. With the live festivals, we plan to develop revenue with ticket sales, product sales, sponsorship and advertising.

The current business plans include:

•	Technology for delivery of music product using standard available engineered systems
•	Music product and artists
•	Equipment sales
•	Live festival marketing events

Each component is planned to be developed as simultaneously as possible. We will first start by developing the artists and music products. We will then use this talent to deliver the products through product sales. We will eventually use festival marketing events to promote our products but this will only come after our plan to our development of artists and music products.

At the present time, our efforts have been completely organizational. We have not generated any revenues or commenced any operations, including no development of artist relationships, no products to sell and no technology development to provide our product.  As a result of the fact that we have not generated any revenue or commenced any operations, the company has elected to classify itself as a shell corporation.

Effective August 27, 2013, Univest Tech, Inc. has changed its business address to the following address:

5031 S. Ulster Street
Suite 420
Denver, CO 80237

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2013
/s/ Jairon Castillo
Jairon Castillo
President, Chief Executive Officer and Director